Exhibit 99.1

BlueLinx Announces First Quarter 2026 Results

ATLANTA, May 5, 2026 – BlueLinx Holdings Inc. (NYSE: BXC), a leading U.S. wholesale distributor of building products, today reported financial results for the fiscal three months ended April 4, 2026.

FIRST QUARTER 2026 HIGHLIGHTS

•Net sales of $731 million
•Gross profit of $116 million, or 15.9% of net sales
•Net loss of $1.5 million, or $0.18 loss per share
•Adjusted net income of $1.7 million, or $0.21 adjusted diluted earnings per share
•Adjusted EBITDA of $23 million, or 3.2% of net sales
•$3 million in share repurchases
•Available liquidity of $659 million, including $319 million cash and cash equivalents on hand

“We are off to a good start in 2026, delivering net sales growth while maintaining solid gross margins in a challenging macro environment,” said Shyam Reddy, President and Chief Executive Officer of BlueLinx. “Specialty product net sales increased year-over-year, led by Disdero specialty sales and volume gains in several key strategic categories, all while maintaining our gross margins. Structural product sales were lower primarily due to price declines in lumber and panels, but we generated higher year-over-year gross profits due to strong gross margin performance and higher volumes in lumber.”

“Adjusted EBITDA of $23 million exceeded our expectations, reflecting volume growth across our strategic product categories, including the positive impact of the Disdero acquisition, as well as disciplined margin performance,” said Kelly Wall, Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx. “We delivered specialty and structural gross margins of 18.1% and 10.9%, respectively, while maintaining a highly flexible balance sheet with $659 million of liquidity and a net leverage ratio of just 0.7x, excluding real property finance lease liabilities.”

FIRST QUARTER 2026 FINANCIAL PERFORMANCE

In the first quarter of fiscal 2026, net sales were $731 million, an increase of $22 million, or 3.1%, compared to the first quarter of fiscal 2025. Sales growth in the current quarter was attributable to specialty products. Gross profit was $116 million, an increase of $5.3 million, or 4.7%, year-over-year, and gross margin percentage was 15.9%, up 20 basis points from the 15.7% in the prior year period. The prior-period quarter included a net benefit of $2.4 million for import duty-related items. Excluding this benefit, gross margin would have been 15.3% for first quarter of fiscal 2025.

Net sales of specialty products, which include products such as engineered wood, siding, millwork, outdoor living, specialty lumber and panels, and industrial products, were $512 million, an increase of $32 million, or 6.8% compared to the first quarter of fiscal 2025. This increase in net sales for specialty products in the current quarter was largely due to higher volumes in all product categories, and the positive impact of the Disdero Lumber Co., LLC (“Disdero”) acquisition, partially offset by modest price declines on a year-over-year basis. Gross profit from specialty product sales was $93 million, an increase of $2.8 million, or 3.1% when compared to the first quarter of last year. Gross margin percentage for specialty products was 18.1% compared to 18.7% in the prior year quarter, and consistent with the fourth quarter of 2025. Excluding the import duty related items, gross margin for specialty products was 18.2% for first quarter fiscal 2025.

Net sales of structural products, which include products such as lumber, panels (including plywood and oriented strand board), rebar, and remesh, decreased $10.5 million, or 4.6% when compared to the first quarter of fiscal 2025, to $219 million in the first quarter of fiscal 2026. The decrease in structural sales was largely due to price declines in lumber and panels, partially offset by volume increases in lumber. Gross profit from sales of structural products was $23.8 million, an increase of $2.5 million from the prior year period, and gross margin percentage was 10.9%, compared to 9.3% in the prior year quarter.

Selling, general and administrative (“SG&A”) expenses were $96 million in the first quarter of fiscal 2026, $2.1 million higher than the prior year quarter. The year-over-year increase in SG&A was primarily due to the addition of Disdero.

Net loss was $1.5 million, or $0.18 loss per share, versus net income of $2.8 million, or $0.33 per diluted share, in the prior year quarter. Adjusted Net Income was $1.7 million, or $0.21 per diluted share, compared to $2.3 million, or $0.27 per diluted share in the first quarter of last year.

Adjusted EBITDA was $23.5 million, or 3.2% of net sales, for the first quarter of fiscal 2026, compared to $19.6 million, or 2.8% of net sales in the first quarter of fiscal 2025. Certain import duty-related items increased Adjusted EBITDA by $2.4 million in the prior year period. Not including these import duty-related items, Adjusted EBITDA would have been $17.1 million, or 2.4% of net sales, in the prior year period.

Net cash used in operating activities was $57 million in the first quarter of 2026 and free cash flow was $(60) million. Our first fiscal quarter typically has negative cash flows from operations due to seasonality. Net cash used in operating activities in the prior year period was $34 million. Cash generated in the current year period was lower due primarily to changes in accounts receivable and accounts payable balances.

CAPITAL ALLOCATION AND FINANCIAL POSITION
During the first quarter of fiscal 2026, we invested $2.6 million in property and equipment, primarily related to investments in our facility improvements, technology, and fleet. Additionally, we purchased approximately $3.0 million of the Company’s common stock through open market transactions under our previous $100 million share repurchase program announced in October 2023. At quarter-end, we had $5.7 million remaining under this authorization and an additional $50 million from our more recent authorization announced in July 2025, for a total of $55.7 million.

As of April 4, 2026, total debt and finance lease obligations, excluding real property finance lease obligations, was $377 million. This consisted of $300 million of senior secured notes that mature in 2029 and $77 million of finance lease obligations for equipment. Net debt was $58 million, which consisted of total debt and finance leases, excluding real property finance lease obligations of $377 million, less cash and cash equivalents of $319 million, resulting in a net leverage ratio of 0.7x using a trailing twelve-month Adjusted EBITDA of $86 million. Available liquidity was $659 million, which included an undrawn revolving credit facility that had $340 million of availability plus cash and cash equivalents of $319 million.

SECOND QUARTER 2026 OUTLOOK
We are expecting specialty product gross margin to be in the range of 17.5% to 18.5%, and structural product gross margin to be in the range of 9.5% to 10.5%. We also expect average daily sales volumes to be down slightly compared to the second quarter of fiscal 2025, and improved sequentially versus the first quarter of fiscal 2026 due to normal seasonal patterns.

CONFERENCE CALL INFORMATION
BlueLinx will host a conference call on May 6, 2026, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the BlueLinx website at https://investors.bluelinxco.com, and a replay of the webcast will be available at the same site shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: 1-888-660-6392
Passcode: 9140086

To listen to a replay of the teleconference, which will be available through May 13, 2026:

Domestic Replay: 1-800-770-2030
Passcode: 9140086

ABOUT BLUELINX
BlueLinx (NYSE: BXC) is a leading U.S. wholesale distributor of residential and commercial building products with both branded and private-label SKUs across product categories such as lumber, panels, engineered wood, siding, millwork, and industrial products. With a strong market position, broad geographic coverage footprint servicing 50 states, and the strength of a locally focused sales force, we distribute a comprehensive range of products to our customers which include national home centers, pro dealers, cooperatives, specialty distributors, regional and local dealers and industrial manufacturers. BlueLinx provides a wide range of value-added services and solutions to our customers and suppliers, and we operate our business through a broad network of distribution centers. To learn more about BlueLinx, please visit www.bluelinxco.com.

INVESTOR & MEDIA CONTACT
Tom Morabito
Investor Relations Officer
(470) 394-0099
investor@bluelinxco.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “could,” “expect,” “estimate,” “intend,” “may,” “project,” “plan,” “should,” “will,” “will be,” “will likely continue,” “will likely result,” “would,” or words or phrases of similar meaning.

The forward-looking statements in this press release include statements about our strategy, liquidity, and debt, our long-run positioning relative to industry conditions, future share repurchases, and the information set forth under the heading “SECOND QUARTER 2026 OUTLOOK.”

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: adverse housing market conditions; consolidation among competitors, suppliers, and customers; escalating changes in retaliatory trade policies of the United States and other countries; disintermediation risk; our dependence on international suppliers and manufacturers for certain products and related exposure to risks of new or increased tariffs and other risks that could affect our financial condition; pricing and product cost variability; volumes of product sold; competition; the cyclical nature of the industry in which we operate; loss of products or key suppliers and manufacturers; information technology security risks and business interruption risks; effective inventory management relative to our sales volume or the prices of the products we produce; acquisitions and the integration and completion of such acquisitions; the ability to attract, train, and retain highly qualified associates and other key personnel while controlling related labor costs; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, wars or other unexpected events; the impacts of climate change; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; the effects of epidemics, global pandemics or other widespread public health crises and governmental rules and regulations; fluctuations in our operating results; our level of indebtedness and our ability to incur additional debt to fund future needs; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating the business; the potential to incur more debt; the fact that we have consummated certain sale leaseback transactions with resulting long-term non-cancelable leases, many of which are or will be finance leases; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; inability to raise funds necessary to finance a required repurchase of our senior secured notes; a lowering or withdrawal of debt ratings; changes in our product mix; increases in fuel and other energy prices, including as a result of disruptions in international shipping of oil and gas through the Strait of Hormuz and the ongoing conflicts in the Middle East and Ukraine, or availability of third-party freight providers; changes in insurance-related deductible/retention liabilities based on actual loss development experience; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; interest rate risk, which could cause our debt service obligations to increase; and changes in, or interpretation of, accounting principles.

Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

NON-GAAP MEASURES AND SUPPLEMENTAL FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein in the “Reconciliation of Non-GAAP Measurements” table later in this release. The Company cautions that non-GAAP measures are not intended to present superior measures of our financial condition from those measures determined under GAAP and should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. The Company further cautions that its non-GAAP measures, as used herein, are not necessarily comparable to other similarly titled measures of other companies due to differences in methods of calculation.

Adjusted EBITDA and Adjusted EBITDA Margin. BlueLinx defines Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, amortization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. Management believes this metric helps to enhance investors’ overall understanding of the financial performance and cash flows of the business. Management also believes Adjusted EBITDA is helpful in highlighting operating trends. Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.

We determine our Adjusted EBITDA Margin, which we sometimes refer to as our Adjusted EBITDA as a percentage of net sales, by dividing our Adjusted EBITDA for the applicable period by our net sales for the applicable period. We believe that this ratio is useful to investors because it more clearly defines the quality of earnings and operational efficiency of translating sales to profitability.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share. BlueLinx defines Adjusted Net Income (Loss) as Net Income or Loss adjusted for certain non-cash items and other special items, including compensation expense from share based compensation, one-time charges associated with the legal, consulting, and professional fees related to our merger and acquisition activities, gains or losses on sales of properties, realization of deferred gains on real estate, and expense associated with our restructuring activities, such as severance, in addition to other significant and/or one-time, nonrecurring, non-operating items, further adjusted for the tax impacts of such reconciling items. BlueLinx defines Adjusted Earnings (Loss) Per Share (basic and/or diluted) as the Adjusted Net Income (Loss) for the period divided by the weighted average outstanding shares (basic and/or diluted) for the periods presented. However, for any period with an Adjusted Net Loss, only Adjusted Basic Loss Per Share is presented for the period. We believe that Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are useful to investors to enhance investors’ overall understanding of the financial performance of the business. Management also believes Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are helpful in highlighting operating trends.

Our Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic and/or diluted) are not presentations made in accordance with GAAP and are not intended to present superior measures of our financial condition from those measures determined under GAAP. Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (basic or diluted), as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. These non-GAAP measures are reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Free Cash Flow. BlueLinx defines free cash flow as net cash provided by operating activities less total capital expenditures. Free cash flow is a measure used by management to assess our financial performance, and we believe it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures that can be used for, among other things, investment in our business, strengthening our balance sheet, and repayment of our debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow is not a presentation made in accordance with GAAP and is not intended to present a superior measure of financial condition from those determined under GAAP. Free cash flow, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. This non-GAAP measure is reconciled in the “Reconciliation of Non-GAAP Measurements” table later in this release.

Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities. BlueLinx calculates Net Debt as its total short- and long-term debt, including outstanding balances under our term loan and revolving credit facility and the total amount of its obligations under finance leases, less cash and cash equivalents. Net Debt Excluding Real Property Finance Lease Liabilities is calculated in the same manner as Net Debt, except the total amount of obligations under real estate finance leases are excluded. Although our credit agreements do not contain leverage covenants, a net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement. We believe that Net Debt and Net Debt Excluding Real Property Finance Lease Liabilities are useful to investors because our management reviews both metrics as part of its management of overall liquidity, financial flexibility, capital structure and leverage, and creditors and credit analysts monitor our net debt as part of their assessments of our business. We determine our Overall Net Leverage Ratio by dividing our Net Debt by Twelve-Month Trailing Adjusted EBITDA. Our calculation of Net Leverage Ratio Excluding Real Property Finance Lease Liabilities is determined by dividing our Net Debt Excluding Real Property Finance Lease Liabilities by Twelve-Month Trailing Adjusted EBITDA. We believe that these ratios are useful to investors because they are indicators of our ability to meet our future financial obligations. In addition, our Net Leverage Ratio is a measure that is frequently used by investors and creditors. Our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are not made in accordance with GAAP and are not intended to present a superior measure of our financial condition from measures and ratios determined under GAAP. The calculations of our Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities are presented in the table on the last page of this Exhibit 99.1. Net Debt, Net Debt Excluding Real Property Finance Lease Liabilities, Overall Net Leverage Ratio, and Net Leverage Ratio Excluding Real Property Finance Lease Liabilities, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(In thousands, except per share amounts)
Net sales	$731,149	$709,226
Cost of products sold	614,752	598,097
Gross profit	116,397	111,129
Gross margin	15.9%	15.7%
Operating expenses (income):
Selling, general, and administrative	96,204	94,093
Depreciation and amortization	11,974	9,554
Realization of deferred gains on real estate	(984)	(984)
Other operating, net	1,875	(2,258)
Total operating expenses	109,069	100,405
Operating income	7,328	10,724
Non-operating expenses:
Interest expense, net	9,147	6,580
(Loss) income before (benefit) provision for income taxes	(1,819)	4,144
(Benefit) provision for income taxes	(361)	1,339
Net (loss) income	$(1,458)	$2,805

Basic (loss) earnings per share	$(0.18)	$0.33
Diluted (loss) earnings per share	$(0.18)	$0.33

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
	April 4, 2026	January 3, 2026
(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$319,087	$385,843
Receivables, net of allowance of $4,304 and $4,964, respectively	296,732	218,161
Inventories, net	371,676	325,998
Other current assets	57,303	54,466
Total current assets	1,044,798	984,468
Property and equipment, at cost	496,781	495,453
Accumulated depreciation	(217,140)	(208,693)
Property and equipment, net	279,641	286,760
Operating lease right-of-use assets	52,261	54,608
Goodwill	66,367	67,226
Intangible assets, net	84,609	86,700
Deferred income tax asset, net	51,508	50,615
Other non-current assets	18,906	18,902
Total assets	$1,598,090	$1,549,279
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$195,287	$136,388
Accrued compensation	10,931	17,466
Finance lease liabilities - current	21,328	22,348
Operating lease liabilities - current	8,573	8,969
Real estate deferred gains - current	3,935	3,935
Other current liabilities	27,904	22,173
Total current liabilities	267,958	211,279
Long-term debt	296,874	296,660
Finance lease liabilities, less current portion	295,417	298,931
Operating lease liabilities, less current portion	45,051	47,075
Real estate deferred gains, less current portion	58,379	59,362
Other non-current liabilities	18,863	18,657
Total liabilities	982,542	931,964
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.01 par value, 30,000,000 shares authorized, none outstanding	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized, 7,819,104 and 7,866,497 outstanding, respectively	78	79
Additional paid-in capital	94,454	94,762
Retained earnings	521,016	522,474
Total stockholders’ equity	615,548	617,315
Total liabilities and stockholders’ equity	$1,598,090	$1,549,279

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(In thousands)
Cash flows from operating activities:
Net (loss) income	$(1,458)	$2,805
Adjustments to reconcile net (loss) income to net cash used in operations
Depreciation and amortization	11,974	9,554
Amortization of debt discount and issuance costs	389	332
Insurance recoveries in excess of carrying values of property & equipment	—	(2,443)
Provision for deferred income taxes	(893)	(429)
Realization of deferred gains from real estate	(984)	(984)
Share-based compensation	3,091	2,522
Changes in operating assets and liabilities:
Accounts receivable	(78,571)	(49,737)
Inventories	(45,678)	(43,646)
Accounts payable	58,600	41,784
Other current assets	(3,415)	1,620
Other assets and liabilities	(281)	4,714
Net cash used in operating activities	(57,226)	(33,908)

Cash flows from investing activities:
Adjustment in consideration for Disdero acquisition	859	—
Disbursements for property and equipment	(2,599)	(5,932)
Proceeds from sales and insurance recoveries of property & equipment	21	2,540
Net cash used in investing activities	(1,719)	(3,392)

Cash flows from financing activities:
Common stock repurchases	(2,751)	(15,005)
Debt financing costs	(134)	—
Repurchase of shares to satisfy employee tax withholdings	(358)	(28)
Principal payments on finance lease liabilities	(4,568)	(4,269)
Net cash used in financing activities	(7,811)	(19,302)

Net change in cash and cash equivalents	(66,756)	(56,602)
Cash and cash equivalents at beginning of period	385,843	505,622
Cash and cash equivalents at end of period	$319,087	$449,020

BLUELINX HOLDINGS INC.
GROSS PROFIT AND GROSS MARGIN
(Unaudited)

The following schedule presents our revenues disaggregated by specialty and structural product category:

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(Dollar amounts in thousands)
Net sales by product category:
Specialty products	$511,806	$479,387
Structural products	219,343	229,839
Total net sales	$731,149	$709,226

Gross profit by product category:
Specialty products	$92,567	$89,778
Structural products	23,830	21,351
Total gross profit	$116,397	$111,129

Gross margin % by product category:
Specialty products	18.1%	18.7%
Structural products	10.9%	9.3%
Company gross margin %	15.9%	15.7%

Effects of benefit for import duty-related item:
Specialty products gross profit		$89,778
Less: benefit of import duty-related item		2,434
Specialty products gross profit, excluding benefit of import-duty related item		$87,344
Specialty products gross margin %, excluding benefit of import-duty related item		18.2%

Total gross profit		$111,129
Less: benefit of import duty-related item		2,434
Total gross profit, excluding benefit of import duty-related item		$108,695
Company gross margin %, excluding benefit of import duty-related item		15.3%

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(Unaudited)

The following tables reconcile Net income (loss) to Adjusted EBITDA (non-GAAP) for the reporting periods indicated:

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(In thousands)
Net (loss) income	$(1,458)	$2,805
Adjustments:
Depreciation and amortization	11,974	9,554
Interest expense, net	9,147	6,580
(Benefit) provision for income taxes	(361)	1,339
Share-based compensation expense	3,091	2,522
Realization of deferred gains on real estate	(984)	(984)
Inventory step-up adjustment	200	—
Acquisition-related expenses(2)	107	142
Restructuring and other(3)	1,767	(2,400)
Adjusted EBITDA	$23,483	$19,558

	Trailing Twelve Fiscal Months Ended
	April 4, 2026	January 3, 2026	March 29, 2025
(In thousands)
Net (loss) income	$(4,044)	$219	$38,429
Adjustments:
Depreciation and amortization	42,325	39,905	38,609
Interest expense, net	34,921	32,354	21,320
(Benefit) provision for income taxes	(1,790)	(90)	13,358
Share-based compensation expense	11,821	11,252	7,921
Realization of deferred gains on real estate	(3,934)	(3,934)	(3,934)
Gain from sales of property	—	—	(272)
Pension settlement and related cost(1)	—	—	(2,481)
Inventory step-up adjustment	998	798	—
Acquisition-related expenses(2)	2,503	2,537	141
Restructuring and other(3)	3,694	(472)	(958)
Adjusted EBITDA	$86,494	$82,569	$112,133

The following notes relate to both of the tables presented above for Adjusted EBITDA:

(1)Reflects expenses and related adjustments to our previously disclosed settlement of the BlueLinx Corporation Hourly Retirement Plan (defined benefit) in 4Q 2023.
(2)Reflects primarily legal, professional, technology and other integration expenses. Certain amounts for prior periods have been reclassified for Acquisition-related costs and Restructuring and other.
(3)For fiscal first quarter of 2026, composed mainly of severance expenses and professional services fees related to our business and digital transformation initiatives. For the fiscal first quarter of 2025, composed mainly of insurance recoveries received that exceeded the carrying values of property and equipment damaged or destroyed at our Erwin, Tennessee owned facility by Hurricane Helene in 2024. The trailing-twelve-fiscal-months periods also include legal fees, professional fees, technology expenses, and other one-time nonoperating expenses. Certain amounts for prior periods have been reclassified for Acquisition-related costs and Restructuring and other.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS (continued)
(Unaudited)

The following tables reconcile Net income (loss) and earnings (loss) per share to Adjusted net income (non-GAAP) and Adjusted earnings per share (non-GAAP):

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(In thousands, except per share data)
Net (loss) income	$(1,458)	$2,805
Adjustments:
Share-based compensation expense	3,091	2,522
Amortization of deferred gains on real estate	(984)	(984)
Inventory step-up adjustment	200	—
Acquisition-related costs	107	142
Restructuring and other	1,767	(2,400)
Estimated tax impacts of reconciling items (1)	(1,045)	233
Adjusted net income	$1,678	$2,318

Basic (loss) earnings per share	$(0.18)	$0.33
Diluted (loss) earnings per share	$(0.18)	$0.33

Weighted average shares outstanding - Basic	7,861	8,257
Weighted average shares outstanding - Diluted	7,943	8,328

Non-GAAP Adjusted Basic EPS	$0.21	$0.28
Non-GAAP Adjusted Diluted EPS	$0.21	$0.27

(1) For the current period, applied a normalized income tax rate of 25%. For the prior period, applied the Company’s effective    income tax rate for the reporting period.

In the following table, our Adjusted EBITDA margin (non-GAAP) is calculated and compared to Net income (loss) as a percentage of Net sales, with and without the benefit of the import duty-related item:

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(Dollar amounts in thousands)
Net sales	$731,149	$709,226
Net (loss) income	$(1,458)	$2,805
Net (loss) income as a percentage of Net sales	(0.2)%	0.4%

Net sales	$731,149	$709,226
Adjusted EBITDA - non-GAAP(1)	$23,483	$19,558
Adjusted EBITDA margin - non-GAAP	3.2%	2.8%

Excluding benefit for import duty-related item:
Adjusted EBITDA - non-GAAP(1)		$19,558
Less: benefit of import duty-related item		2,434
Adjusted EBITDA - non-GAAP(1), excluding benefit of import duty-related item		$17,124
Adjusted EBITDA margin - non-GAAP, excluding benefit of import duty-related item		2.4%

(1)See the table that reconciles Net income (loss) to Adjusted EBITDA (non-GAAP).

BLUELINX HOLDINGS INC.
LIQUIDITY MEASURES
(Unaudited)

The following schedule reconciles Total debt and finance leases to: Net debt (non-GAAP) and to Net debt excluding finance lease liabilities for real property (non-GAAP). The calculations of Net leverage ratio (non-GAAP) and Net leverage ratio excluding real property finance leases liabilities (non-GAAP) are also presented.

	As of
	April 4, 2026	January 3, 2026	March 29, 2025
($ amounts in thousands)
Long term debt(1)	$300,000	$300,000	$300,000
Finance lease liabilities for equipment and vehicles	76,744	80,635	74,365
Finance lease liabilities for real property	240,001	240,644	242,390
Total debt and finance leases	616,745	621,279	616,755
Less: available cash and cash equivalents	319,087	385,843	449,020
Net debt (non-GAAP)	$297,658	$235,436	$167,735

Net debt, excluding finance lease liabilities for real property (non-GAAP)	$57,657	$(5,208)	$(74,655)

Trailing twelve-month adjusted EBITDA (non-GAAP, see above reconciliations)	$86,494	$82,569	$112,133

Net leverage ratio	3.4x	2.9x	1.5x
Net leverage ratio excluding real property finance lease liabilities(2)	0.7x	(0.1.x)	(0.7x)

(1) As of April 4, 2026, January 3, 2026, and March 29, 2025, our long-term debt is comprised of $300 million of senior-secured notes. These notes are presented under the long-term debt caption of our unaudited condensed consolidated balance sheets at $296.9 million, $296.7 million, and $295.4 million as of April 4, 2026, January 3, 2026, and March 29, 2025, respectively. This presentation is net of their unamortized issuance costs and discount. Our senior secured notes are presented in this table at their face value for the purpose of calculating our net leverage ratio.
(2) Net leverage ratio excluding finance lease obligations for real property is included within the terms of our revolving credit agreement.

The following schedule reconciles Net cash used in operating activities to Free cash flow (non-GAAP):

	Fiscal Three Months Ended
	April 4, 2026	March 29, 2025
(In thousands)
Net cash used in operating activities	$(57,226)	$(33,908)
Less: Cash disbursements for property and equipment	(2,599)	(5,932)
Free cash flow - non-GAAP	$(59,825)	$(39,840)